                    As filed with the Securities and Exchange
                        Commission on September 15, 2000

                                                   Registration No. 333-________

                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 THE KROGER CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Ohio                                             31-0345740
    -------------------------------                          -------------------
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

   1014 Vine Street, Cincinnati, Ohio                               45202
----------------------------------------                         ------------
(Address of Principal Executive Offices)                          (Zip Code)


                           The Kroger Co. Savings Plan
                              (Full title of Plan)

                                 Paul W. Heldman
              Senior Vice President, Secretary and General Counsel
                                 The Kroger Co.
                                1014 Vine Street
                             Cincinnati, Ohio 45202
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (513) 762-4000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------------
                                                Proposed             Proposed
                                                Maximum              Maximum
Title Of                     Amount             Offering             Aggregate           Amount of
Securities To                To be              Price                Offering            Registration
Be Registered                Registered         Per Share(1)         Price(1)            Fee

Common Stock                 12,000,000         $22.66               $271,920,000        $71,786.88
$1 Par Value                 shares(2)

Preferred Stock
Purchase Rights              (3)                (3)                  (3)                 (3)

----------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the New York Stock Exchange on September 8, 2000, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by The Wall Street Journal.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Preferred Stock Purchase Rights will be issued in conjunction with the shares of Common Stock to be issued for no additional consideration and therefore no registration fee is required. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

                            -------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


The Registrant is registering additional securities under the Plan covered hereby for which a Registration Statement on Form S-8, bearing Registration No. 333-11859, currently is effective, and therefore, pursuant to General Instruction E. of Form S-8, the Registrant elects to incorporate by reference the contents of such Registration Statement which constitute information required in the Registration Statement.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 15, 2000.

                                                     THE KROGER CO.


                                                     By         *
                                                       -------------------------
                                                     Joseph A. Pichler, Chairman
                                                     of the Board of Directors
                                                     and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 15, 2000.

Signature                                        Title
---------                                        -----
  *                                              Group Vice President and
-----------------------------------              Chief Financial Officer
J. Michael Schlotman                             (principal financial officer)

  *                                              Vice President and
----------------------------------               Corporate Controller
M. Elizabeth Van Oflen                           (principal accounting
                                                 officer)

  *                                              Chairman of the Board of
----------------------------------               Directors and Chief Executive
Joseph A. Pichler                                Officer
                                                 (principal executive officer)

  *                                              President, Chief Operating
---------------------------------                Officer and Director
David B. Dillon

  *                                              Director
---------------------------------
Reuben V. Anderson

                                                 Director
---------------------------------
Robert D. Beyer

  *                                              Director
---------------------------------
Ronald W. Burkle

  *                                              Director
---------------------------------
John L. Clendenin

  *                                              Director
---------------------------------
Carlton J. Jenkins

                                                 Director
---------------------------------
Bruce Karatz

  *                                              Director
---------------------------------
John T. LaMacchia

  *                                              Director
---------------------------------
Edward M. Liddy

  *                                              Director
---------------------------------
Clyde R. Moore

  *                                              Director
----------------------------------
T. Ballard Morton, Jr.

                                                 Director
---------------------------------
Thomas H. O'Leary

  *                                              Director
---------------------------------
Katherine D. Ortega

  *                                              Director
---------------------------------
Steven R. Rogel

                                                 Director
---------------------------------
Martha Romayne Seger

  *                                              Director
---------------------------------
Bobby S. Shackouls

  *                                              Director
---------------------------------
James D. Woods

*By (Bruce M. Gack)
    -----------------------------
    Bruce M. Gack
    Attorney-in-fact

                                INDEX OF EXHIBITS

Exhibit 4.1 Amended and Restated Rights Agreement. Incorporated by reference to Exhibit 1 of Form 8-A/A Registration Statement, dated April 4, 1997, as amended by Form 8-A/A dated October 18, 1998.

Exhibit 5.1         Opinion of Paul W. Heldman, Esquire, including his consent.
                    Filed herewith.

Exhibit 5.2         IRS Determination Letter. Incorporated by reference to
                    Exhibit 5.2 of Registration Statement on Form S-8, File No. 333-11859.

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants. Filed herewith.

Exhibit 23.2        Consent of Deloitte & Touche LLP, Independent Auditors.
                    Filed herewith.

Exhibit 23.3 Consent of Paul W. Heldman, Esquire. Contained in the opinion filed as Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain officers and directors of Kroger. Filed herewith.